Exhibit 99.1

September 8, 2026

The Elmet Group Co. Signs Agreement to Acquire ams OSRAM Schwabmünchen
Metal Production Operations, Establishing European Manufacturing Footprint for
Tungsten and Molybdenum Components

Acquisition Expected to Expand Global Production Capabilities for Critical Refractory Metal Products

PORTLAND, Maine – The Elmet Group Co. (“Elmet,” the “Company,” “we,” or “our”) (NASDAQ: ELMT), a U.S.-based provider of precision-engineered components and advanced high-energy systems, today announced that it has signed a definitive agreement under which its newly formed German subsidiary, Elmet Technologies GmbH, will acquire the assets of ams OSRAM’s tungsten and molybdenum manufacturing operations in Schwabmünchen, Bavaria, Germany.

The transaction will establish Elmet’s first manufacturing footprint in the European Union for refractory metals and create a European production base for tungsten and molybdenum powder, rods, wire, electrodes, and machined components. The closing is expected to take place in the first quarter of 2027, subject to customary regulatory approvals and following the completion of transition activities required to operate the Schwabmünchen facility on a standalone basis.

In operation since 1961, the Schwabmünchen site is a fully integrated tungsten and molybdenum manufacturing operation, covering a production value chain that includes powder formation through pressing, sintering, swaging, drawing, and finishing. It is supported by an on-site materials laboratory specializing in chemical and physical analysis. The site operates with a production environment recognized for its digital innovation in the European refractory metals industry, validated by the 2024 Germany Smart Digitization Factory 4.0 award.

“We are excited to welcome the talented Schwabmünchen team to Elmet and build on the expertise and capabilities they have developed over many decades,” said Peter V. Anania, CEO and Chairman of the Board at The Elmet Group Co. “We expect this acquisition to extend our vertically integrated tungsten and molybdenum platform into Europe, giving us a production base to serve customers there directly. It is intended to advance one of our key post-IPO objectives of expanding our footprint in Europe. This is a natural next step in our long-term growth strategy, and by establishing a local presence, we believe we can better serve the needs of European and UK customers with greater speed and reliability. We are confident the acquisition will position us to deepen relationships with customers across the region.”

A Local-for-Local Platform to Secure Tungsten and Molybdenum for the European Market

The Critical Materials Components Division of The Elmet Group Co. currently operates its U.S.-owned refractory metals manufacturing facilities in Maine, Ohio, and Michigan. All of its production sites are vertically integrated with control over the metallurgy process from powder through pressing, sintering, forming, and machining. The acquisition of the ams OSRAM Schwabmünchen operation is anticipated to extend this model into Germany and the broader European market.

The Company views the transaction as a way to better serve evolving customer requirements in critical materials across a range of demanding applications, including:

●	Defense. European defense prime contractors are rebuilding supply chains under sovereignty and security-of-supply requirements that increasingly cannot be satisfied by non-European Union or Asian sources. Tungsten is a designated European Union critical raw material with limited European processing capacity.

●	Fusion and high-energy research. Tungsten is the reference plasma-facing material for fusion programs. Elmet currently serves this market through both its Critical Materials Components and Engineered Microwave Products Divisions.

●	Semiconductor. EUV lithography, MOCVD processing, and thermal process hardware, including tungsten hexafluoride (WF6) used in CVD tungsten deposition, all require materials and components produced to tight specification.

●	Automotive, medical, and industrial. Lighting, X-ray and imaging, glass melting electrodes, high-temperature furnace components, welding and thermal spray, and precision wire applications across the European industrial base utilize refractory metals.

“From powder through finished component, the Schwabmünchen operations are expected to provide our defense, fusion, semiconductor, medical, and industrial customers a European source for tungsten and molybdenum. We look forward to building on their foundation and integrating the site’s talent and capabilities into the broader Elmet organization,” said Derek Fox, President of the Critical Materials Components Division of The Elmet Group Co.

Strengthening the Foundation at Schwabmünchen

Elmet plans to retain the existing Schwabmünchen leadership and operating team as it advances the Company’s European expansion. The Company plans to invest in the workforce, equipment base, capacity, quality systems, and commercial capabilities of the Schwabmünchen site. The Company also intends to collaborate with the works council, the IG Metall union, and the local community to bolster and develop the workforce and provide secure, skilled manufacturing jobs in the region.

The Company also intends to expand the range of materials produced at the site, including TZM and tungsten heavy alloy, supported by planned investment in infrastructure, equipment, and facility upgrades needed to support their production.

“Schwabmünchen has a long history of technical excellence in tungsten and molybdenum manufacturing. I am happy that our great team from Schwabmünchen will become part of Elmet, an organization committed to carrying this legacy forward through its people and capabilities. Together with Elmet, the Schwabmünchen team will seek to build on this foundation, support our customers, and create new opportunities in the years ahead,” said Rainer Barthel, Managing Director of OSRAM GmbH.

Continuity for Existing Customers

To help safeguard supply continuity through the transition, Elmet Technologies GmbH will support ams OSRAM and a recent spinoff under production agreements covering the products each currently sources from the site. Existing external customers are intended to be served without interruption, with Elmet assuming supply, quality, and technical support responsibilities upon Closing. The Company plans to establish and develop external sales alongside a more robust digital commercial presence to strengthen its customer base across critical European industries, with a pipeline focused on defense, fusion research, semiconductor, medical, automotive, and general industrial applications.

About The Elmet Group

The Elmet Group is a U.S.-based provider of precision-engineered components and advanced high-energy systems for the Aerospace, Defense and Government, Industrial, Medical, Semiconductor and Electronics, and Energy industries. The Company operates through two divisions, Critical Materials Components (CMC) and Engineered Microwave Products (EMP), leveraging materials science and precision engineering expertise to deliver high-performance solutions. The Elmet Group is dedicated to strengthening manufacturing capabilities to support the U.S. and its Allies’ needs in both critical materials and advanced high-power microwave systems.

About the ams OSRAM Schwabmünchen Operation

The ams OSRAM Schwabmünchen site has produced tungsten and molybdenum materials since 1961, across approximately 26,800 square meters of production area, serving a narrow customer base with more than 3,500 products including metal powders, rods and pins, heavy and fine wire, cathodes and anodes, machined parts and powder injection molded components, together with chemical and physical analytics and materials engineering services. The site was named a winner of the Industrie 4.0 Award in the Smart Digitalization category in 2024.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the closing of the acquisition of the assets of ams OSRAM’s tungsten and molybdenum manufacturing operations in Schwabmünchen, the timing of such closing, the ability of Elmet to expand both the Site’s and its global production capabilities, extending Elmet’s vertically integrated manufacturing model into Germany and the European market, the satisfaction of requirements under production agreements and evolving customer needs across a range of industries, Elmet’s ability to establish and develop external sales, a digital commercial presence, and an expanded customer base across critical European industries, Elmet’s expected collaboration with local unions, work counsels and communities, the bolstering of skilled manufacturing jobs in the region, future performance, expected outcomes, and strategic initiatives. Forward-looking statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially. When used in this press release, words such as “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “plan,” “seek,” “forecast,” “target,” “predict,” “may,” “should,” “would,” “could,” and “will,” the negative of these terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that may affect results discussed in The Elmet Group Co.’s registration statement on Form S-1 (File No. 294725), as amended, and subsequent filings The Elmet Group Co. makes with the U.S. Securities and Exchange Commission. The Elmet Group Co. undertakes no obligation to update these statements except as required by law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Company Contact

Chris Chandler

contact@theelmetgroup.com

Investor Contact

Tom Colton and Greg Bradbury

Gateway Group, Inc.

ELMT@gateway-grp.com

949-574-3860

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